Exhibit 10.3



                          WEBSTER FINANCIAL CORPORATION
                         AMENDMENT TO STOCK OPTION PLAN


          Section 10(c) of the Webster Financial Corporation Stock Option Plan (the "Plan") is amended as follows:

          1. The first sentence of such section is amended to read as follows:

               An Option that is exercisable hereunder may be exercised by delivery to the Corporation on any business day, at its principal office, addressed to the attention of the Committee, of written notice of exercise, which notice shall specify the number of shares with respect to which the Option is being exercised.

          2. The following new sentence is added after the third sentence of such section:

               Unless the Board shall otherwise provide, by inclusion of appropriate language in an Option Agreement, payment in full of the Option Price need not accompany the written notice of exercise provided the notice of exercise directs that the Stock certificate or certificates for the shares for which the Option is exercised be delivered to a licensed broker acceptable to the Company as the agent for the individual exercising the Option and, at the time such Stock certificate or certificates are delivered, the broker tenders to the Company cash (or cash equivalents acceptable to the Company) equal to the Option Price for the shares of Stock purchased pursuant to the exercise of the Option plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to the exercise of the Option.

In all other respects, the Plan shall continue in full force and effect.

                                      * * *

          The foregoing amendment to the Plan was duly adopted and approved by the Board of Directors of Webster Financial Corporation by resolution at a meeting held on the 21 day of Dec , 1992.


                                                     /s/ Lee A. Gagnon
                                                     ---------------------------
                                                          Secretary